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                                                                  EXHIBIT 99.1


Contacts:                                                Lisa Burns (Investors)
Mark Skaletsky                                           Justin Jackson (Media)
Chairman and CEO                                         Burns McClellan
(718) 647-5554 Ext. 206                                  (212) 213-0006

Paul Mellett
Chief Financial Officer
(781) 647-5554 Ext. 213

         ESSENTIAL THERAPEUTICS TO ADVANCE CLINICAL DEVELOPMENT PROGRAMS

                -COMPANY TO FOCUS RESOURCES ON DEVELOPMENT GOALS-

WALTHAM, MASS., JUNE 10, 2002 -- Essential Therapeutics, Inc. (Nasdaq: ETRX) announced today its plans to initiate three new Phase II clinical trials in the areas of hematology/oncology and infectious diseases. These three studies are expected to define the optimal dose and schedule of the Company's lead compound ETRX-101, as well as ascertain the potential clinical benefits of the compound for cancer patients with anemia, neutropenia, thrombocytopenia, infection, mucositis and chemotherapy-induced alopecia. The Company also intends to focus resources on advancing the development of several promising antibiotic and antifungal compounds that have emerged from its research pipeline. As a result, the Company also announced that it is eliminating several early discovery programs that currently employ approximately 80 people to shift discovery funding to these lead compounds and clinical development candidates.

"We're at a pivotal and important stage in the Company's development," commented Mark Skaletsky, Essential Therapeutics Chairman and CEO, "with multiple products showing promise in early clinical studies and late-stage pre-clinical testing. After carefully reviewing our internal programs, we believe that the promise of our current pipeline warrants significant resource allocations to our clinical and pre-clinical programs. We have sufficient cash to support multiple clinical programs for at least two years in a broad range of important clinical indications representing large market opportunities. Strategically, these opportunities require us to shift away from early stage platform discovery efforts and to focus on pre-clinical and clinical development. While I am excited about the prospects of our emerging product portfolio, I am nevertheless saddened by the circumstances that require us to eliminate certain positions in the Company." Skaletsky continued, "Upon taking leadership of Essential Therapeutics, I committed to focusing the Company and its resources on the greatest opportunities to create commercial value. Over the last year, we have developed a platform of product candidates and pre-clinical candidates that represent important potential product assets. Now, we are prepared to move those assets forward."


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CLINICAL DEVELOPMENT PROGRAMS

The Company announced specific plans in each of its development programs.

- HEMATOLOGY/ONCOLOGY


Essential Therapeutics' lead compound, ETRX-101, is a small molecule therapeutic in clinical studies for restoring blood cell counts due to myelosuppression. Three Phase II trials are expected to be launched in the near future. These Phase II trials will be randomized, placebo controlled studies designed to further elucidate the effects of ETRX-101 on red blood cell, white blood cell, and platelet lineages in patients receiving chemotherapy. In these studies, the Company will explore the dose response relationship of ETRX-101 alone and in combination with erythropoietin (EPO) and granulocyte colony stimulating factor (G-CSF) and other marketed longer-acting forms of these agents. These studies are designed to build on the information gained in the first Phase I study performed in patients with metastatic breast cancer. The first Phase II study will compare the effects of ETRX-101 to placebo in patients receiving moderate intensity first line chemotherapy with the goal being to define further its activity as a single agent. The second study will be performed in patients who are undergoing second line or "salvage" chemotherapy and will assess the effects of G-CSF (Neulasta(R), Neupogen(R)) plus ETRX-101. The third study will be performed in patients receiving cancer chemotherapy who have developed anemia. These patients will receive EPO(R) (Epogen(R), Aranesp(R), Procrit(R)) plus placebo or EPO (Epogen(R), Aranesp(R), Procrit(R)) plus ETRX-101. These three studies are expected to define the optimal dose and schedule of ETRX-101 in relevant clinical settings and ascertain the potential clinical benefits of ETRX-101 for patients with anemia, neutropenia, thrombocytopenia, infection, mucositis and chemotherapy-induced alopecia.

- INFECTIOUS DISEASE PROGRAMS


As previously announced, Essential Therapeutics has been working with Johnson and Johnson Pharmaceutical Research and Development LLC, to complete pre-clinical research on a prodrug of our lead parenteral cephalosporin (RWJ54,428), prior to re-entering Phase I trials. This compound has broad-spectrum activity against clinically important, antibiotic-resistant Gram-positive bacteria and the prodrug is expected to provide a formulation that will eliminate the injection-site irritation observed in previous Phase I trials.

In addition, Essential Therapeutics expects its partner Daiichi Pharmaceuticals to undertake pre-clinical toxicology studies prior to IND submission for an efflux pump inhibitor. Preliminary results have shown that this compound potentiates the activity of certain antibiotics (fluoroquinolones and beta-lactams) against the gram-negative bacterium, PSEUDOMONAS AERUGINOSA. One of these fluoroquinolones, Levoflaxcin, discovered by Daiichi Pharmaceuticals, is one of the world's largest selling antibiotics.


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Additionally, Essential Therapeutics is developing internally a class of novel broad-spectrum azoles for treating serious fungal infections derived from a lead compound discovered at NAEJA Pharmaceuticals. The lead compounds currently under consideration for pre-clinical development are potent novel agents with significant activity against fungal pathogens that are not susceptible to currently marketed azoles, which represent one of the world's largest selling antifungal classes. The Company's goal is to complete IND-enabling studies within 12 months and launch a Phase I study in the second quarter of 2003.

- ADDITIONAL PRE-CLINICAL PROGRAMS


The Company also has a series of additional pre-clinical programs exploring and/or developing potential product candidates in several areas including fungal efflux pump inhibitors in combination with certain azoles, wound healing, and infection control.


ABOUT ESSENTIAL THERAPEUTICS

Essential Therapeutics is committed to the discovery and development of breakthrough biopharmaceutical products for the treatment of life-threatening diseases. With an emerging pipeline of lead programs and product candidates in the anti-infective and hematology/oncology therapy areas, Essential Therapeutics is dedicated to commercializing novel small molecule products addressing important unmet therapeutic needs. Additional information on Essential Therapeutics can be obtained at http://www.essentialtherapeutics.com.



Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to, the Company's ability to: (i) maintain appropriate cash reserves and fund operations; (ii) successfully take discovered compounds through pre-clinical development, clinical trials and commercialization; (iii) obtain required governmental approvals; (iv) move its platform of product candidates and pre-clinical candidates forward; (v) successfully complete Phase II studies for ETRX-101; (vi) provide prodrug formulations that eliminate injection-site irritation; and (vii)complete IND-enabling studies on schedule, or at all. For a discussion of other risks and uncertainties affecting Essential Therapeutics' business, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. Actual results and timing of certain events could differ materially from those indicated in the forward-looking statements as a result of these or other factors.